                                                                 EXHIBIT 10.10




                              AGREEMENT OF LEASE


                     TRI-STATE CONSUMER INSURANCE COMPANY

                                      AND

                             STARBUCKS CORPORATION

                             SUBLEASE AND CONSENT


     This SUBLEASE (the "Sublease") is entered into as of the 25th day of November 1998, by and between STARBUCKS CORPORATION, a Washington corporation ("Sublandlord") and COMMUNITY NETWORKS, a___________ (d/b/a __________________)
("Subtenant").

                                    RECITALS

     A. Sublandlord is a party to that certain lease (the "Master Lease") dated as of January __, 1996 with TRI-STATE CONSUMER INSURANCE COMPANY ("Master Landlord") for certain premises commonly known as Suite 202 (comprising 2215 gross rentable square feet resulting in 1883 usable square feet) at 2 Robbins Lane, Jericho, NY 11753 (the "Premises") and legally described on Exhibit A attached to the Master Lease. A copy of the Master Lease is attached hereto.

     B. Subtenant wishes to sublease from Sublandlord all of the Premises (the "Subleased Premises").

     C. Master Landlord is willing to approve this Sublease, all on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Sublease. On the terms and conditions stated herein, Sublandlord hereby
        --------
subleases the Subleased Premises to Subtenant and Subtenant hereby subleases the Subleased Premises from Sublandlord. Except only as otherwise stated herein, Subtenant accepts the Subleased Premises subject to all the terms and conditions of the Master Lease. Unless otherwise defined herein, all capitalized terms used in this Sublease shall have the meanings given such terms in the Master Lease.

     2. Term. The term (the "Sublease Term") of this Sublease shall commence on
        ----
the date Sublandlord tenders possession of the Subleased Premises to Subtenant (the "Commencement Date"). If Subtenant shall not receive possession of the Premises by January 1, 1999, Subtenant shall have the right to terminate this Sublease. The Commencement Date is currently estimated to be December 1, 1998. Sublandlord shall deliver written notice to Subtenant of its tender of possession and such notice conclusively shall establish the Commencement Date. The Sublease Term shall expire May 31, 2001, to coincide exactly with the expiration of the initial Term of the Master Lease or upon such earlier date as this Sublease may be canceled or terminated pursuant to any of the provisions of this Sublease, the Master Lease or pursuant to law (the "Expiration Date"). Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall not have the right to exercise the option to extend in the Master Lease.

     3.   Base Rent.
          ---------

          3.1 Rent shall begin to accrue thirty (30) days after possession of the Premises is tendered to Subtenant, subject to an extension of one (1) day for each day of delay, if any, that the Commencement Date is later than December 1, 1998 (the "Rent Commencement Date"); provided however, that Subtenant shall
                                        -------- -------
deliver to Sublandlord a check in an amount equal to the payment of the first full month's installment of rent upon its execution of this Sublease which amount shall be applied to the Base Rent first due. Commencing on the Rent Commencement Date and throughout the Term, Subtenant shall pay Sublandlord in advance on the first day of each and every month, at its address set forth in
Section 17 below, without demand, notice, abatement, deduction or offset, annual rent ("Base Rent") at the rates set forth below in equal monthly installments on or before the first day of each calendar month of the Term:

          Lease Year          Base Rent           Monthly
          ----------          ---------           -------
                                                  Installment
                                                  -----------
          all                 $44,300.00          $3,691.67

          3.2   Partial Months. If the Sublease Term includes any partial
                --------------
calendar months, the monthly installment of Base Rent for such months shall be prorated based on a thirty (30) day month.

          3.3   Late Charges and Interest. If any monthly installment of Base
                -------------------------
Rent and/or any other payments to be made by Subtenant to Sublandlord hereunder is not paid by the fifth (5th) day following the due date thereof, a service charge equal to the greater of $100.00 or five percent (5%) of the past due amount shall become immediately due and payable. Sublandlord and Subtenant agree that the late charges provided for herein represent a fair and reasonable estimate as to the additional administrative, processing and accounting costs that will be incurred by Sublandlord as a result of any late payments by Subtenant hereunder. In addition to the foregoing late charges, any amounts owed by Subtenant to Sublandlord shall bear interest from the date due until paid at the lesser of (a) twelve percent (12%) per annum, or (b) the maximum rate of commercial interest allowed by applicable law.

     4.   Additional Charges. Notwithstanding any provision to the contrary
          ------------------
contained herein, in the event Subtenant's default, acts, omissions or occupancy result in a charge against Sublandlord or the Premises, Subtenant shall pay the entire amount of such charge to Sublandlord.

     5.   Condition of Subleased Premises.
          -------------------------------

          5.1 Subtenant acknowledges that it has had an opportunity to thoroughly inspect the Subleased Premises and Subtenant agrees to accept the Subleased Premises "as is, where is," with all faults.

          5.2 SUBTENANT ACKNOWLEDGES THAT SUBLANDLORD HAS NOT MADE AND WILL NOT MAKE ANY WARRANTIES TO SUBTENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISHES WITHIN THE SUBLEASED PREMISES OR AS TO THE CONDITION OF THE SUBLEASED PREMISES OR THE PREMISES, WHETHER EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, AND THAT SUBLANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE OR WILL BE SUITABLE FOR SUBTENANT'S USE OR INTENDED COMMERCIAL PURPOSES.

     6.   Use and Operations.
          ------------------

          6.1   Use. Subtenant shall use the Subleased Premises solely for
                ---
offices.

          6.2   Operating Requirements. In addition to complying with all
                ----------------------
operational requirements imposed on Subtenant by the terms of the Master Lease (as incorporated herein in Section 8), Subtenant agrees as follows:

                (a) Subtenant's operations shall at all times be first class and in keeping with the highest commercial standards.

                (b) Subtenant shall not create or permit a nuisance or otherwise interfere with or disturb Sublandlord, Master Landlord, any neighboring tenants or any of their employees, contractors, agents or invitees.

                (c) Subtenant shall not operate in any manner that increases the rate for or invalidates any policy of insurance carried by Sublandlord or Master Landlord.

          6.3   Rules. Subtenant shall comply with any reasonable rules and
                -----
regulations established by Sublandlord or Master Landlord for the Subleased Premises and communicated to Subtenant in writing.

          6.4   Compliance with Law. Subtenant, at its expense, shall comply
                -------------------
promptly with all laws, rules, and regulations made by any governmental authority having jurisdiction over the Subleased Premises. Subtenant shall not be responsible for any structural repairs to the Premises pursuant to Article 9
(a) of the Master Lease.

     7.   Subordination: Incorporation of Master Lease.
          --------------------------------------------

          7.1   Incorporation of Master Lease. Except to the extent hereinafter
                -----------------------------
provided, this Sublease is subject and subordinate to all of the covenants, agreements, terms, provisions, conditions and obligations of the Master Lease. Subtenant agrees that all rights and privileges granted hereunder are subject to the limitations imposed on Sublandlord by the Master Lease and that, except as expressly provided herein, Sublandlord is not granting any rights or privileges to Subtenant that are not expressly

Premises or any alteration, addition or change to the Demised Premises costing less than $20,000 that does not affect the structural, mechanical or electrical integrity of the Demised Premises or Building.

        7. ACTIVITIES INCREASING FIRE INSURANCE RATES. Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

        8.     ASSIGNMENT AND SUBLETTING.

               (a) Lessee will not by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet or permit the Demised Premises to be used by others (except to RIPCO Real Estate Company at any time after the twenty four (24) month anniversary of the Commencement Date hereof with respect to a sublet of the whole Premises), in whole or in part, without Lessor's prior express written consent in each instance. The consent by Lessor to any assignment or subletting (including a sublease to RIPCO Real Estate Company) shall not in any manner be construed to relieve Lessee from obtaining Lessor's express written consent to any other or further assignment or subletting nor shall any such consent by Lessor serve to, relieve or release Lessee from its obligations to fully and faithfully observe and perform all of the terms, covenants and conditions of this Lease on Lessee's part to be observed and performed.

               (b) If Lessee shall desire to assign or to sublet all or any portion of the Demised Premises, Lessee shall give notice thereof to Lessor and in said notice shall set forth the name and address of the proposed assignee or sublessee, information as to financial condition of such assignee or sublessee and proposed use which assignee or sublessee desires to make of the Demised Premises. Said notice shall bear the signature of the proposed sublessee or assignee or an officer or managing partner, as the case may be, attesting to its accuracy. Lessee shall in addition, at Lessor's request, furnish such other further information as Lessor may reasonably request concerning such proposed assignment or subletting. If Lessor does not respond to Lessee's request within fifteen (15) days thereof, Lessor shall be deemed to have consented to such request.

               (c) As a condition of Lessor's consent to any assignment or subletting:

                     (i) Lessee at the time of requesting Lessor's consent shall not be in default of any of the terms, covenants and conditions which are the obligations of the Lessee hereunder;

                     (ii) Each assignee of this Lease shall assume in writing all of the terms, covenants and conditions of this Lease on the part of Lessee hereunder to be performed and observed, to the extent they accrue after the date of the assignment;

                     (iii) An original or duplicate original of the instrument of assignment and assumption shall be delivered to Lessor within ten (10) days following the execution thereof;

                     (iv) Any instrument of sublease shall specifically state that each sublease is subject to all of the terms, covenants and conditions of this Lease; and both Master Landlord and Sublandlord. Any permitted alterations, additions or improvements shall be completed in a first-class manner using all-new equipment, furnishings and fixtures. Subtenant shall submit its plans and specifications for its initial improvements to Master Landlord and to Sublandlord as soon as practicable after the execution of this Sublease. Subtenant shall use only first-class, reputable contractors approved by Sublandlord to perform any work in the Subleased Premises and shall coordinate with Sublandlord's work. Subtenant shall not commence any work upon the Subleased Premises until it has provided Master Landlord and Sublandlord with a copy of an executed construction contract and a building permit for such work. Subtenant shall perform all work in accordance with the requirements of the Master Lease, at Subtenant's sole expense.

        8.2 Upon Master Landlord or Sublandlord's request, Subtenant shall remove any and all alterations, additions, improvements and signage from the Subleased Premises which were installed by Subtenant upon the expiration or termination of the Sublease and shall repair any damage caused by such removal.

        8.3 Before commencing any alterations, additions or improvements using outside contractors, Subtenant shall notify Master Landlord and Sublandlord of the expected commencement and completion dates of the work and shall permit Master Landlord and Sublandlord to post a notice of non-responsibility on the Subleased Premises. Subtenant shall not permit any mechanics' or materialmen's liens to be levied against the Premises or the property on which it is located for any labor or material furnished to Subtenant or to its agents or contractors and shall indemnify and hold Sublandlord and Master Landlord harmless from and against any such claims. If Subtenant has not removed any lien within ten (10) days after the lien is filed, then Sublandlord may pay the lienholder and Subtenant shall reimburse Sublandlord for such costs as additional rent.

     9. Repair and Maintenance: Surrender.
        ---------------------------------

        9.1 Repair and Maintenance. Subtenant, at Subtenant's expense, shall
            ----------------------
keep the Subleased Premises in good order, condition and repair in accord with the provisions of the Master Lease

        9.2 Surrender. Upon the expiration or termination of this Sublease,
            ---------
Subtenant shall surrender the Subleased Premises to Sublandlord in broom clean condition, in comparable or better than the condition in which the Subleased Premises were delivered at the beginning of the Initial Term, ordinary wear and tear excepted, and in accordance with all applicable terms and standards of the Master Lease.

     10. Compliance with Master Lease. Notwithstanding anything to the contrary
         ----------------------------
contained in this Sublease, neither Sublandlord nor Subtenant shall not do or permit anything to be done by its employees, agents, contractors or invitees which would constitute a violation or breach of any of the terms, conditions or provisions of the Master

Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Master Landlord. Sublandlord and Subtenant shall each indemnify, defend and hold the other harmless from and against any and all losses, claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising from Sublandlord's or Subtenant's respective actions, omissions or failure to perform or observe any of the terms and conditions of the Master Lease (as and to the extent incorporated herein) or this Sublease, as they relate to the Subleased Premises or the Premises. Sublandlord's and Subtenant's obligations and indemnity in this Section shall survive the expiration or sooner termination of this Sublease.

     11.  Default.
          -------

          11.1 The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Subtenant:

               (a) The failure by Subtenant to make any payment of Base Rent, additional rent, or any other payment required to be made by Subtenant hereunder, as and when due.

               (b) The failure by Subtenant to observe or perform any of the covenants, conditions, or provisions of this Sublease to be observed or performed by Subtenant (including the terms of the Master Lease which have been incorporated herein by reference), other than the payment of sums due hereunder, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Sublandlord to Subtenant; provided, however, that if the nature of Subtenant's default is such that more than fifteen (15) days are reasonably required for its cure, then Subtenant shall not be deemed to be in default if Subtenant commences such cure within such fifteen (15) day period and thereafter diligently pursues such cure to completion.

               (c) The occurrence of any act or omission that is, or with the giving of notice or passage of time would be, a default under the Master Lease.

          11.2 In the event of any breach hereunder by Subtenant, Sublandlord shall have all of the rights and remedies available at law or in equity or available to Master Landlord against Sublandlord under the Master Lease, as if such breach occurred under such document.

          11.3 If Subtenant defaults in the performance of any of its obligations under this Sublease, other than its obligation to pay Base Rent to Sublandlord, Sublandlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Subtenant.

     12.  Insurance: Indemnity.
          --------------------

             12.1 Subtenant's Insurance. Throughout the Term of this Sublease,
                  ---------------------
     Subtenant shall, for the benefit of Sublandlord and Master Landlord, obtain and keep in full force and effect insurance as required by the Master Lease.

             12.2 Waiver of Subrogation. Neither Sublandlord nor Subtenant shall
                  ---------------------
     be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Sublease. Sublandlord and Subtenant shall require their respective insurance companies to include a standard waiver of subrogation provision in their respective policies.

             12.3 Indemnification by Subtenant. Subtenant shall defend,
                  ----------------------------
     indemnify, and hold Sublandlord and Sublandlord's agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys' fees) arising in connection with any and all third party claims arising out of (a) injuries occurring within the Subleased Premises; (b)any intentional acts or negligence of Subtenant or Subtenant's agents, employees, or contractors; (c) any breach or default in the performance of any obligation on Subtenant's part to be performed under this Sublease; or (d) the failure of any representation or warranty made by Subtenant herein to be true when made. This indemnity does not include the intentional or negligent acts or omissions of Sublandlord or its agents, officers, contractors or employees. This indemnity shall survive termination of this Sublease only as to claims arising out of events that occur prior to termination of the Sublease.

       13. Assignment: Subletting. Subtenant shall not assign, mortgage, pledge,
           ----------------------
     encumber or otherwise transfer this Sublease or any interest in the Subleased Premises, nor shall Subtenant further sublet all or any part of the Subleased Premises, nor allow the Subleased Premises or any part thereof to be used or occupied by anyone other than Subtenant. Any transfer of a partnership interest, if Subtenant is a partnership, or shares of stock, if Subtenant is a corporation, shall be deemed an assignment. Should Subtenant desire to assign, sublet or otherwise transfer any rights under this Sublease or all or a portion of the Premises, to (i) a parent, subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Subtenant; (ii) a successor corporation related to Subtenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of the Subtenant's assets, then Subtenant may proceed with such transfer upon its delivery to Sublandlord of(a) a written notice of same;
     (b) copies of documents evidencing and describing the transaction, redacted to delete any proprietary or confidential information; (c) a written statement giving contact information for the transferee; and (d) a written, executed covenant running from Subtenant to Sublandlord that such transferee has the financial ability to pay sums due hereunder and has a net worth not less than that of Subtenant.

     14. Brokers. Other than Jeff Pacy of Equis of New York, Inc., Sublandlord
         -------
and Subtenant hereby warrant and represent to each other that they have dealt with no brokers or agents in connection with the Subleased Premises or this Sublease or Subtenant's leasing of the Subleased Premises, and that no other broker(s) or agent(s) brought the Subleased Premises and/or the other party to the attention of the indemnifying party. Sublandlord and Subtenant hereby agree to indemnify, defend and hold each other harmless from and against any and all claims, losses, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising or resulting from the indemnifying party's breach or alleged breach of its warranty and representation contained in this Section. The provisions of this Section shall survive the expiration or sooner termination of this Sublease.

     15. Notices. Whenever a provision is made under this Lease for any demand,
         -------
notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by United States mail, certified, postage prepaid. Notices to Subtenant shall be given at the Premises. Notices to Sublandlord shall be given to the address set forth below:

     By Mail:                P.O. Box 34067
                             Seattle, WA 98124-1067

     By Overnight Delivery:  2401 Utah Avenue South, 8th Floor
                             Seattle, WA 98134
                             Attn:  Property Management Department

With a duplicate copy to the attention of the Law and Corporate Affairs Department at the same address.

     Notices given hereunder shall be deemed to have been given on the date of personal delivery (or the first business day thereafter if delivered on a non-business day) or two (2) days after the date of mailing. Each party shall have the right to change its notice addresses from time to time by written notice given in accordance with this Section; provided, however, that legal service of process may always be served on Subtenant by service on the employee in charge of the Subleased Premises.

     16. Parking. Sublandlord makes no representations with respect to parking
         -------
at the Subleased Premises. Subtenant agrees that it has the sole responsibility for investigating parking and ensuring that adequate parking exists for its intended use.

     17. Security Deposit. Upon execution of this Sublease by Subtenant,
         ----------------
Subtenant shall deposit with Sublandlord the sum of Three Thousand Six Hundred Ninety

One and 67/100 Thousand Dollars ($3,691.67), which sum shall be held by Sublandlord as security for the full and faithful performance of all terms, conditions and agreements contained in this Lease by Subtenant. In the event of any default by Subtenant hereunder, or in the event Sublandlord advances sums on Subtenant's behalf, Sublandlord shall have the right to use the security deposit to recover its expenditures, and Subtenant shall, within ten (10) days request of Sublandlord, restore the deposit to its original amount. Sublandlord may commingle the deposit with Sublandlord's other funds and shall not be required to pay interest on the deposit.

     18. Governing Law: Sectional Headings. This Sublease shall be governed,
         --------------------------------
enforced and regulated by the laws of the state where the Subleased Premises are located. The sectional headings herein are inserted for convenience only and shall not be used in any way to limit or modify the terms and provisions of this Sublease.

     19. Partial Invalidity. If any term or provision of this Sublease, or any
         ------------------
application thereof, shall be found invalid or unenforceable by a court of competent jurisdiction, the remainder of this Sublease and any other application thereof shall not be affected thereby, but shall remain in full force and effect.

     20. Entire Agreement. This Sublease, together with: (a) all schedules
         ----------------
attached to and referenced in this Sublease and (b) all of the terms and provisions of the Master Lease wholly or partially incorporated herein, constitutes the entire agreement between the parties hereto concerning the matters set forth herein, and any prior or contemporaneous agreement or understanding (whether oral or written) between such parties with respect to the subject matter herein shall have no force or effect.

     21. Changes. This Sublease shall not be modified or amended except by a
         -------
writing signed by the party against whom enforcement of the modification or amendment is sought.

     22. Unexecuted/Undelivered Drafts. Unless and until executed and delivered
         -----------------------------
by all parties to this Sublease, this Sublease is, and shall remain, a draft only, and delivery or discussion of the draft shall not be construed as an offer or commitment with respect to the proposed transaction to which the draft pertains. No party to the proposed transaction (and no person or entity related to any such party) will be under any legal obligation with respect to the proposed transaction or any similar transaction, and no offer, commitment, undertaking, estoppel or obligation of any nature whatsoever shall be implied in fact, in law or in equity, unless and until the formal Sublease providing for the transaction has been executed and delivered by all parties hereto.

     23. Binding Effect. The terms and provisions of this Sublease shall bind
         --------------
and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns, but this Section shall not give Subtenant any rights to assign this Sublease or to sub-sublet the Subleased Premises except as and if allowed by some other Section(s) of this Sublease.

     24. Conflict in Terms. If any provision of this Sublease (express or
         -----------------
implied) shall be in unintentional conflict with the terms of the Master Lease, the terms of the Master Lease shall be controlling. Any capitalized terms used but not defined in this Sublease shall have the meanings ascribed to them in the Master Lease.

     25. Holding Over. In the event of any holding over by Subtenant after the
         ------------
expiration or any termination of this Sublease without the prior written consent of Sublandlord, Subtenant shall pay as liquidated damages one hundred fifty percent (150%) of the amount of all rental which was payable by Subtenant immediately prior to such expiration or termination, pro rated on a daily basis for the entire holdover period. In the event of any unauthorized holding over, Subtenant shall also indemnify Sublandlord against all claims for damages by any other tenant to whom Sublandlord or Master Landlord may have subleased all or any part of the Subleased Premises effective upon the expiration or termination of this Sublease. Any such holding over, without the prior written consent of Sublandlord, shall create only a tenancy at sufferance relationship with Subtenant and shall not operate to renew or extend this Sublease for any period of time.

     26. Utilities. Subtenant shall pay directly to the utility provider or
         ---------
reimburse Sublandlord for any and all utilities consumed at or for the Subleased Premises. To the extent practicable, Subtenant, at its sole cost and expense, shall cause each utility providing service to the Subleased Premises to be separately metered or submetered. In addition, Subtenant shall reimburse Sublandlord for its Pro Rata Share of any utilities for which submetering is not practical, unless Subtenant's use of such utilities is disproportionate to the size of its space, in which event the cost of such utilities shall be equitably divided. For the purposes of this Sublease, refuse and recycling services are utilities.

     27. No Waiver. No oral waiver, delay in enforcing, or failure to enforce,
         ---------
any right(s) (including but not limited to the right to collect late charges and interest) of either party under this Sublease shall prevent, hinder or delay such party's future enforcing of any such right(s), with respect to the same or any other matter.

     28. Joint and Several Liability. Each person executing this Sublease shall
         ---------------------------
be jointly and severally liable for the full performance of all obligations imposed hereunder, including without limitation the payments of all amounts required hereby.

     29. Attorneys' Fees. If either party to this Sublease brings an action to
         ---------------
enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the court.

IN WITNESS WHEREOF, Sublandlord and Subtenant have hereunto caused this Sublease to be duly executed as of the date first set forth above.

SUBTENANT:                                    SUBLANDLORD:

COMMUNITY NETWORKS,                           STARBUCKS CORPORATION,
a NY corporation                              a Washington corporation
 ---------------

By /s/ Scott M. Matukas                       By
   -----------------------------                 -------------------------
       Scott M. Matukas
   -----------------------------                    ----------------------
   Title: VP HR & ADMINISTRATION                    Title:
          ----------------------                           ---------------




Consented to this 30th day of November, 1998.


MASTER LANDLORD

TRI-STATE CONSUMER INSURANCE COMPANY


By  [SIGNATURE ILLEGIBLE]
   -----------------------------

   -----------------------------
   Title: President
          ----------------------

Sublandlord Notary Acknowledgment

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     On this ____ day of , l99______, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared _______________, to me known to be the ______________of STARBUCKS CORPORATION, a Washington corporation, the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year this certificate above written.



                   _________________________________________
                   NOTARY PUBLIC, in and for the State
                   of Washington, residing at ______________
                   Commission expires: _____________________
                   Print Name: _____________________________

Subtenant Notary Acknowledge

STATE OF New York  )
                   ) ss.
COUNTY OF Onondaga )

     On this 30th day of November, 1998 before me, the undersigned, a Notary Public in and for the State of New York duly commissioned and sworn, personally appeared Scott Matukas, to me known as, or providing satisfactory evidence that he is the VP HR & Admin. of Community Networks a _____________the party that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said Scott Matukas for the uses and purposes therein mentioned and on oath stated that he is authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.



                                    /s/ Tracy E. Blair
                                  -----------------------------------------
                                  NOTARY PUBLIC, in and for the State
                                  of New York, residing at Onondaga County
                                  My Commission expires 9-7-99
                                  Print Name: Tracy E. Blair
                                             ------------------------------


                                   -----------------------------------------
                                                TRACY E. BLAIR
                                          Notary Public, State of New York
                                   [SEAL]    Qualified in Onondaga County
                                                  Reg. 016L5017617
                                              My Comm. expires 9-7-99
                                   -----------------------------------------

Master Landlord Notary Acknowledgment

STATE OF New York   )
                    ) ss.
COUNTY OF Nassau    )

     On this 30th day of November, 1998 before me, the undersigned, a Notary Public in and for the State of New York duly commissioned and sworn, personally appeared Penny Hart, to me known as, or providing satisfactory evidence that she is the President of Tri-State Consumer Ins. Co. a ____________the party that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said Penny Hart for the uses and purposes therein mentioned and on oath stated that he is authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


                                    /s/ Kevin P. McCabe
                                  -----------------------------------------
                                  NOTARY PUBLIC, in and for the County of
                                  Suffolk, residing at 2 Robbans Lane,
                                  [ILLEGIBLE], NY
                                  My Commission expires 7/15/1999
                                  Print Name: Kevin P. McCabe
                                             ------------------------------


                                                KEVIN P. McCABE
                                          NOTARY PUBLIC, State of New York
                                                No. 02MC801XXXX
                                          Qualified in Suffolk County
                                          Commission Expires July 16, 1999

    LEASE, made this ___ day of January, 1996, between, Tri-State Consumer Insurance Company, whose address is 2 Robbins Lane, Jericho, New York 11753, hereinafter called ("Lessor") and STARBUCKS CORPORATION, a corporation organized and existing under the laws of the State of Washington, having a place of business located at 2401 Utah Avenue South (98134), P.O. Box 34067, Seattle,
WA 98124-1067 (hereinafter called "Lessee").

     For and in consideration of the covenants herein, contained and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

     1. DESCRIPTION. Lessor, as the owner of the Building (as defined below), hereby leases to Lessee and Lessee hereby leases from Lessor, the following space: Suite 202 consisting of 2,215 gross rentable square feet (resulting in 1,883 usable square feet) on, the Second Floor as outlined on Exhibit A (hereinafter called "Demised Premises" or "Premises"), together with a right in common to use the common facilities, all as shown on the plan or plans initialed by the parties thereto, marked Exhibit A attached hereto and made part of the Lease in the building known as 2 Robbins Lane, Jericho, New York 11753 (hereinafter called the "Building"), together with the right to use in common with the other lessees of the Building, their invitees, customers and employees, those public areas of the common facilities as hereinafter defined. Lessor represents to Lessee that the loss factor for the Demised Premises is fifteen percent (15%).

     2. TERM.

     (a) The Premises are leased for an initial term of five (5) years, one (1) month (plus, if the Commencement Date is not the first day of a month, the period from the Commencement Date to the end of the then current month) commencing on the Commencement Date, and ending at 12:00 midnight on the day preceding the fifth (5th) anniversary of the second full month of the Term hereof. The Commencement Date shall be the later of (i) February 1, 1996 or (ii) the date that Lessor notifies Lessee that Lessor has Substantially Completed (as defined below) all of the work to be done in the Demised Premises by Lessor and delivers the said Premises to Lessee, provided that the Commencement Date shall always be the first day of the month following the month in which Lessor provides Lessee 10 days prior written notice that the Premises are Substantially Completed. For the purposes of this paragraph, "Substantially Completed" shall mean (a) so completed as to allow the Lessee to take possession of the Demised Premises and conduct its normal business therein, (b) Lessee has been given the opportunity to inspect Lessor's work in the Demised Premises and (c) Lessor has completed, to Lessee's reasonable satisfaction, any repairs to defects in Lessor's work and any punchlist times noted during Lessee's inspection. The Demised Premises shall not be deemed to be substantially completed if any details of construction, decoration or mechanical adjustment or any cleanup remains to be done to the Demised Premises, or any part thereof, that would, in Lessee's reasonable judgment, materially impair, reduce or hinder its ability to utilize the Demised Premises for the purpose intended hereby. In the event the Premises are not Substantially Completed on or before April 1, 1996, Lessee may cancel this Lease with no further obligation hereunder on the part of either party with respect to the other. Notwithstanding the foregoing, Lessee's right to cancel is conditional upon Lessee having final plans for the Premises within ten (10) business days of the date hereof. Within ten (10) business days after the Commencement Date, Lessor and Lessee shall execute a written acknowledgment of the Commencement Date, but Lessor's and Lessee's failure to execute such acknowledgement shall not affect the actual Commencement Date. Lessor shall promptly correct all defects in Lessor's work in the Demised Premises and all failures of the Lessor's work to conform to the requirements set forth in this Lease that are discovered within sixty (60) days after the date Lessee first occupies the Demised Premises. Lessor shall bear all costs of correcting Lessor's work. Lessor and Lessee shall each give the other prompt written notice after discovering the existence of any such defects or nonconformities in Lessor's work and Lessee shall be deemed to have waived this right if notice is not given within ten (10) days of discovery.

        (b) Lessee shall have the option in its discretion, provided no Event of Default (as defined below) has occurred under this Lease that remains uncured at the commencement of the Extended Term, to extend the Term of this Lease for an additional five (5) year period beyond the expiration of the Initial Term (the "Extended Term"). Lessee shall notify Lessor, in writing, at least ninety
(90) but not more than one hundred twenty (120) days prior to the expiration of the Initial Term of Lessee's desire to exercise said option. All terms of this Lease shall remain in full force and effect during the Extended Term. Failure by Lessee to timely notify Lessor in writing of its exercise of the option shall constitute a waiver of the option.



        (c) For purposes of this Lease, the Initial Term and the Extended Term may collectively hereinafter be referred to as the "term" or the "Term"; provided if Lessee does not exercise its option, the Initial Term shall constitute the entire term of this Lease.

        (d) Notwithstanding anything to the contrary herein, Lessee may, by written notice given at least ninety (90) days prior to the twenty four (24) month anniversary of the Commencement Date, elect to cancel this Lease and upon payment by Lessee to Lessor of Ten Thousand Dollars ($10,000.00) (the "Cancellation Fee"), which may be paid at any time before such 24 month anniversary, the Lessee's leasehold of the Premises shall be deemed cancelled as of the twenty four (24) month anniversary of the Commencement Date. In the event Lessee so elects to cancel, Lessee shall vacate the Premises on or before the 24 month anniversary of the Commencement Date or Lessee shall be deemed a holdover tenant and Section 23 hereof shall govern the rental payments due. Lessee's failure to vacate shall not entitle Lessee to any refund or return of the Cancellation Fee.


        (e) If Lessee cancels this Lease as provided above, Lessor shall grant RIPCO Real Estate Company a right of first refusal to assume this Lease on the prevailing terms and conditions. Said right of first refusal must be exercised by RIPCO within ten (10) days of receipt of notice from the Lessor of such right.

     3. BASIC RENT.

        (a) The Lessee shall pay to the Lessor at the address of the Lessor hereinabove set forth, without notice, demand, off-set or deduction, a basic rent (hereinafter referred to as "Basic Rent") in the amount of $40,423.80 payable in advance on the first day of each and every month during the Term hereof in equal monthly installments of $3,368.65 each. In accordance with, and in furtherance of, Section 3(c) hereof, Lessee has paid to Lessor upon the signing of this Lease the sum of $3,368.65 representing Basic Rent for the first month of the term hereof for which Basic Rent is due.

             (b) Commencing on the thirteenth (13th) full month following the Commencement Date, and annually thereafter, including any renewals or extensions thereto, the Basic Rent shall be increased by four (4%) percent, on a compounded basis so that each year the Basic Rent shall be increased by four (4%) percent over the prior year.

             (c) Notwithstanding the forgoing, Lessee shall not be required to make payments of Basic Rent for the first month after the Commencement Date of this Lease.

  4. USE AND [*ILLEGIBLE] premises for a general office space and for [*ILLEGIBLE] may lawfully be used for these purposes.

  5. CARE AND [*ILLEGIBLE] no act of waste and shall take good care of [*ILLEGIBLE] therein, and shall, in the use and occupancy of [*ILLEGIBLE] of the federal, state and municipal government [*ILLEGIBLE] make all necessary repairs to the Premises, [*ILLEGIBLE] if any, including, without limitation, those [*ILLEGIBLE] [*ILLEGIBLE] of the federal, state and municipal governments [*ILLEGIBLE] repair has been made necessary by misuse or neglect [*ILLEGIBLE] or licensees, in which event Lessor shall [*ILLEGIBLE] to Lessor, as additional rent, immediately [*ILLEGIBLE] made by Lessee to the Premises, which are so attached to the premises that may [*ILLEGIBLE] removed without material injury to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the term, reasonable wear and damage by fire, the elements, casualty, or to the cause not due to the misuse or neglect by Lessee, Lessee's agents, Servants, visitors or licensees excepted.

       Except in the event of a holdover tenancy, all property of Lessee remaining on the Premises after the last day of the term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

  6. ALTERATIONS, ADDITIONS OR IMPROVEMENT. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the premises. Such consent shall not be unreasonably withheld or delayed. Any alterations to the Building's HVAC's plumbing or electrial systems may only be made by Lessor's designated contractors or by a contractor selected by Lessee, which contractor is appropriately licensed in the trade in which such contractor is performing work at the Building, maintains appropriate levels of insurance and which contractor provides Lessor with evidence of said license and insurance prior to commencing work at the Building. Notwithstanding the foregoing, Lessor's consent shall not be required in connection with decorations to the Demised

Premises or any alteration, addition or change to the Demised Premises costing less than $20,000 that does not affect the structural, mechanical or electrical integrity of the Demised Premises or Building.

        7. ACTIVITIES INCREASING FIRE INSURANCE RATES. Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

        8.  ASSIGNMENT AND SUBLETTING.

            (a) Lessee will not by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet or permit the Demised Premises to be used by others (except to RIPCO Real Estate Company at any time after the twenty four (24) month anniversary of the Commencement Date hereof with respect to a sublet of the whole Premises), in whole or in part, without Lessor's prior express written consent in each instance. The consent by Lessor to any assignment or subletting (including a sublease to RIPCO Real Estate Company) shall not in any manner be construed to relieve Lessee from obtaining Lessor's express written consent to any other or further assignment or subletting nor shall any such consent by Lessor serve to, relieve or release Lessee from its obligations to fully and faithfully observe and perform all of the terms, covenants and conditions of this Lease on Lessee's part to be observed and performed.

            (b) If Lessee shall desire to assign or to sublet all or any portion of the Demised Premises, Lessee shall give notice thereof to Lessor and in said notice shall set forth the name and address of the proposed assignee or sublessee, information as to financial condition of such assignee or sublessee and proposed use which assignee or sublessee desires to make of the Demised Premises. Said notice shall bear the signature of the proposed sublessee or assignee or an officer or managing partner, as the case may be, attesting to its accuracy. Lessee shall in addition, at Lessor's request, furnish such other further information as Lessor may reasonably request concerning such proposed assignment or subletting. If Lessor does not respond to Lessee's request within fifteen (15) days thereof, Lessor shall be deemed to have consented to such request.

            (c) As a condition of Lessor's consent to any assignment or subletting:

                 (i) Lessee at the time of requesting Lessor's consent shall not be in default of any of the terms, covenants and conditions which are the obligations of the Lessee hereunder;

                 (ii) Each assignee of this Lease shall assume in writing all of the terms, covenants and conditions of this Lease on the part of Lessee hereunder to be performed and observed, to the extent they accrue after the date of the assignment;

                 (iii) An original or duplicate original of the instrument of assignment and assumption shall be delivered to Lessor within ten (10) days following the execution thereof;

                 (iv) Any instrument of sublease shall specifically state that each sublease is subject to all of the terms, covenants and conditions of this Lease; and
                     received by Lessee from a sublease or assignment of the attorneys' fees, brokerage commissions and costs [*ILLEGIBLE] the Demised Premises for the new tenant) (exclusive of rent [*ILLEGIBLE] Demised Premises) which is in excess of [*ILLEGIBLE] pursuant to this Lease shall constitute Additional Rent hereunder [*ILLEGIBLE] Lessee to Lessor.

           Lessor's consent to any proposed assignment or subletting shall not be unreasonably withheld or unduly delayed. In determining reasonableness, however, Lessor may take into consideration the financial conditions or business history of the proposed assignee or subleasee, the specific use to which the Demised Premises will be put and the impact of all of the foregoing on other tenants of Lessor and the Building as a whole.


           If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other han Lessee in breach of this Section 8, Lessor may, after default by Lessee, collect rent from the assignee, subtenant or occupant and apply the net amount collected (which may be treated by Lessor as rent or as use and occupany) to the rent herein reserved but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this paragraph, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant, or a release of Lessee from the full performance by Lessee of all the terms, conditions and covenants of this Lease.

           Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Lessee for the payment of rent, additional rent and adjustment of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Lessee's part shall be performed for the term of this Lease and any renewals and modifications hereof. No assignment shall be binding on Lessor unless, as hereinbefore provided such assignee or Lessee shall deliver to Lessor a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all the obligations aforesaid and shall obtain from Lessor the aforesaid written consent prior thereto. Any assignment, sublease or agreement permitting the use and occupancy of the Premises to which Lessor shall not have expressly consented in writing shall be deemed null and void and of no force and effect and Lessee shall bear all costs and expenses (including attorney's fees) of Lessor resulting from any wrongful assigning of this Lease.

           Notwithstanding the foregoing, Lessee may, without Lessor's prior written consent, sublet all or any portions of the Demised Premises or assign the Lease to (i) a parent, subsidiary, affiliate division or corporation controlling, controlled by or under common control with Lessee; (ii) a successor corporation related to lessee by merger, consolidation, non-bankruptcy reorganization or government action; (iii) a purchaser of substantially all of the Lessee's assets located in the Demised Premises, provided that as of the date of such transfer, the purchaser has the reasonable financial ability to perform its obligations with respect to this Lease and/or the Demised Premises and provided further that Lessee shall remain liable for payments due hereunder subsequent to any such transfer. For the purpose of this Lease, any sale or transfer or Lessee's capital stock though any public exchange, or redemption or issuance of additional stock of any class shall not be deemed an assignment, subletting or any other transfer of the Lease or the Demised Premises.

     9. COMPLIANCE WITH RULES AND REGULATIONS.

       (a) Lessee shall observe and comply with the rules and regulations as lessor may reasonably prescribe, from time to time, on a uniform basis to all the Building's tenants, on written notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Lessee shall not place load upon any floor of the Demised Premises exceeding the floor load per square foot area for which it was designed to carry and which is allowed by law. Lessor reserves the right, but shall not have the obligation, to prescribe acting reasonably, the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient to absorb and prevent unreasonable vibration, noise and annoyance. Notwithstanding anything contained herein to the contrary, Lessee's obligations to comply with laws relating to the physical condition of the Demised Premises is strictly limited to those that pertain to the physized conditions of improvements constructed or requested by Lessee and those that pertain to repairs and maintenance required as a result of Lessee's operation upon the Demised Premises. Lessee shall not be required to make structural changes to the Demised Premises or to install any sprinkler system in the Demised Premises that may be required under applicable laws. Lessor shall be responsible for all such repairs.

       (b) The lessor reserves the following rights:

           (i)   To change the name of the building;

           (ii) To install, change and maintain a building sign or signs on the exterior or interior of the Building;

           (iii) To approve all sources furnishing sign painting and lettering, ice, shoe shining, vending machines, mobile and vending service, catering, and the like services used at the Premises.

           (iv) To have pass keys to the Demised Premises, which shall be retained by Lessor for use in the operation and maintenance of the Building;

           (v) Subject to Section 17, at any time in the event of an emergency, and otherwise at reasonable times, upon 24 hours' prior notice, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection and preservation of the Premises or the building or Lessor's interests therein, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all the laws, orders and requirements of governmental or other authority provided, however, that Lessor shall not unreasonably interfere with Lessee's operations.

       (c) Violation of reasonably promulgated rules and regulations shall constitute a material breach hereunder and after the expiration of the applicable notice and cure periods may be the basis for an action of eviction notwithstanding Lessee's timely payment of all moneys due hereunder.

     10.  DAMAGES TO BUILDING/WAIVER OF SUBROGATION.

          (a) If the Demised Premises or any part thereof be damaged by fire or other casualty, Lessee shall give immediate notice thereof to Lessor and shall continue in force and effect except as hereinafter set forth.

          (b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of the Lessor.

          (c) If the Demised Premises are totally damaged and rendered wholly unusable by fire or other casualty, then the Lessor shall have the right to elect not to restore the same as hereinafter provided.

          (d) If the Demised Premises are rendered wholly unusable (whether or not the Demised Premises are damaged in whole or in part) or if the Building shall be so damaged that Lessor shall decide to demolish it or not to restore it, then in any of such events, Lessor may elect to terminate this Lease by written notice to Lessee given within ninety days after such fire or casualty specifying the date of the casualty as the date of termination, and upon such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Lessee shall forthwith quit, surrender and vacate the premises without prejudice to Lessor's right and remedies against Lessee under the Lease provisions in effect prior to such termination, and any Basic Annual Rent or Additional Rent owing for the period prior to the date of termination shall be paid up to such date and any payments of Basic Annual Rent or Additional Rent made by Lessee which were on account of any period subsequent to such date shall be returned to Lessee. Unless Lessor shall serve a termination notice as provided for herein, Lessor shall make the repairs and restorations with all reasonable dispatch subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Lessor's control.

          (e) Lessor and Lessee each hereby releases and waives the right of recovery against the other or any other claiming through or under each of them by way of subrogation or otherwise, for damage as a result of fire or other insured against casualty. Lessor's and Lessee's insurance policies shall contain a clause providing that such a release or waiver shall not invalidate the insurance if such clause is available. If such clause is not available then the foregoing waiver shall be void. In the event that there are additional premiums for such inclusion the party in whose favor such waiver is intended shall have the option to either pay the additional premiums or waive the condition that the other's policy contain the same. Lessee acknowledges that Lessor will not carry insurance on Lessee's furniture and/or furnishings including decorating or any fixtures or equipment, records, improvements or appurtenances removable by Lessee and agrees that Lessor will not be obligated to repair any damage thereto or replace the same nor will Lessor carry flood or water damage insurance.

          (f) Lessee hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

          (g) Notwithstanding anything to the contrary contained in this Lease during any period after a damage or destruction and until the restoration of the Demised Premises have been Substantially Completed, the Lessee shall be entitled to an abatement of Basic Annual Rent for the unusable portion of the Demised Premises on a per square foot basis.

          (h) Notwithstanding anything to the contrary contained in this Lease, in the event of damage or destruction to the Demised Premises or the Building, Lessee shall have the right to terminate this Lease under the following conditions: (a) the damage renders the Demised Premises insufficient for Lessee's normal use for sixty (60) consecutive days in Lessee's reasonable business judgment; (b) the damage is such that the Demised Premises cannot be (or are not) restored within one hundred eighty (180) days from the date of damage; or (c) the damage or destruction occurs during the last six (6) months of the Term (or any Extended Term) and Lessee has not previously exercised any option rights it may have for succeeding extension or renewal terms.

     11. EMINENT DOMAIN. If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building, the appurtenances thereto or the real property upon which the Building is located; then in either event, at the Lessee's option, which option must be exercised within twenty (20) days of receipt of notice of such proposed taking, this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of said termination date any basic or additional rent paid for any period beyond said date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for Lessee's fixtures and for moving expenses, provided the same shall in no way affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease, but does deprive Lessee of the used more than twenty-five (25%) percent of the Demised Premises, Lessee shall have option to be exercised within twenty (20) days of receipt of notice of the proposed taking to cancel this Lease when title vests pursuant to such taking and if Lessee does not cancel this Lease, then there shall be an adjustment of the basic rent, additional rent and Proportionate Share, as hereinafter defined depending upon the extent to which the Demised Premises and Building may be taken.

     12.  BANKRUPTCY OF LESSEE AND OTHER DEFAULTS.

     12.1

          (a) Events of Bankruptcy. The following shall be Events of Bankruptcy
              --------------------
              under this lease.

                 (1) Lessee's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Section 101, et. seq. (the "Bankruptcy Code") or under the insolvency laws of New York State;

           (2) The appointment of a receiver or custodian for any or all of Lessee's property or assets;

           (3) The filing of a volutary petition under the provisions of the Bankruptcy Code or other insolvency laws;

           (4) The filing of an involuntary petition against Lessee as the subject debtor under the Bankruptcy Code or other insolvency laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or,

           (5) Lessee's making or consenting to an assignment for the benefit of creditors of a common law composition of creditors.

       (b) Lessor's Remedies.

           (i)   Termination of Lease. Upon the occurrence of an Event of
                 --------------------
Bankruptcy, Lessor shall have the right to terminate this lease by giving ninety
(90) days prior written notice to Lessee, provided, however, that this Section 12.1(b)(i) shall have no effect while a case in which Lessee is the subject debtor under the Bankruptcy Code is pending, unless Lessee or its Trustee in Bankruptcy is unable to comply with the provisions of Sections 12.1(b)(v), 12.1(b)(vi) and (vii) below. If Lessee or its Trustee is unable to comply with Sections 12.1(b)(v), 12.1(b)(vi) and (vii) below, this lease shall automatically cease and terminate, and Lessee shall be immediately obligated to quit the premises upon the giving of notice pursuant to this Section 12.1(b)(i). Any other notice to quit, or notice of Lessor's intention to reenter is hereby expressly waived. If lessor elects to terminate this lease, everything contained in this lease on the part of the Lessor to be done and performed shall cease without prejudice, subject however, to the right of Lessor to recover from Lessee all rent and any other sums accrued up to the time of termination or recovery of possession by Lessor, whichever is later, and any other monetary damages or loss or reserved rent sustained by Lessor.

           (ii)  Suit for Possession. Upon termination of this lease pursuant to
                 -------------------
Section 12.1(b)(i), Lessor may proceed to recover possession under and by virtue of the provisions of the laws of the State of New York, or by such other proceedings, including reentry and possession, as may be applicable.

           (iii) Reletting of Premises. Upon termination of this lease pursuant
                 ---------------------
to Section 12.1(b)(i), the Lessor may, but is not obligated to relet the premises (though Lessor shall be obligated to use reasonable efforts to mitigate its damages provided lessor shall be deemed to have acted reasonably by listing the premises with a reputable commercial real estate brokerage firm) for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under the lease (and any of the costs, expenses or damages indicated below) shall not be realized by Lessor, Lessee shall be liable for all damages sustained by Lessor, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the premises in good order and repair (excluding the cost of any alterations required by the new tenant). Lessor, in putting the premises in good order may, at Lessor's option, make such alterations, repairs, or replacements in the premises as Lessor, in Lessor's sole judgment and acting reasonably, considers advisable and necessary for the purpose of reletting the premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Lessee from liability hereunder as aforesaid. Lessor shall in no event be liable in any way whatsoever for failure to relet the premises (provided Lessor uses reasonable efforts to do so), or in the event that the premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Lessee be entitled to receive any excees, if any, or such net rent collected over the sums payable by Lessee to Lessor hereunder.

           (iv) Monetary Damages. Any damage or loss of rent sustained by Lessor
                ----------------
Any damage or loss of rent sustaned by Lessor as a result of an Event of Bankruptcy may be recovered by Lessor, at Lessor's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the term of this lease or any renewal term or in a single proceeding prior to either the time of reletting or the expiration of the term of this lease or any renewal term, in which event Lessee agrees to pay Lessor the difference between the present value of the rent reserved under this lease on the date of breach, discounted at eight (8%) percent per annum, and the fair market value of the lease on the date of breach. In the event Lessee becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this Section 12.1(b)(iv) may be limited by the limitations of damage provisions of the Bankruptcy Code.

           (v) Assumption or Assignment by Trustee. In the event Lessee becomes
               -----------------------------------
the subject debtor in a case pending under the Bankruptcy Code, Lessor's right to terminate this lease pursuant to this Section 12.1 shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this lease. The Trustee shall not have the right to assume or assign this lease unless the Trustee;

               (1) promptly cures all defaults under this lease;

               (2) promptly compensates Lessor for monetary damages incurred as a result of such default; and,

               (3) provides adequate assurance of future performance all of which shall be subject to the laws of the United States of America and the orders of direction of the Bankruptcy Court.

           (vi) Adequate Assurance of Future Performance. Lessor and Lessee
                ----------------------------------------
hereby agree in advance that adequate assurance of future performance, as used in Section 12.1(b)(v) above, shall mean that all of the following minimum criteria must be met:

                (1) The Trustee must pay to Lessor, at the time the next payment of rent is then due under this lease, in addition to such payment of rent, an amount equal to the next three (3) months' rent due under this lease, said amount to be held by Lessor in escrow until either the Trustee or Lessee defaults in its payment of rent or other obligations under this lease (whereupon Lessor shall have the right to draw upon such escrowed funds) or until the expiration of this lease or renewal term (whereupon the funds shall be returned to the Trustee or Lessee);

                 (2) The Lessee or Trustee must agree to pay to the Lessor, at any time the Lessor is authorized to and does draw on the funds escrowed pursuant to Section 12.1(b)(vi)(1) above, the amount necessary to restore such escrow account to the original level required by such provision;

                 (3) Lessee must pay its estimate pro rata share of the cost of all services provided by Lessor (whether directly or through agents or contractors, and whether or not the cost of such services is to be passed through to Lessee) in advance of the performance or provision of such services;

                 (4) The Trustee must agree that Lessee's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the premises;

                 (5) The Trustee must agree that the use of the premises as stated in this lease will remain unchanged;

                 (6) The Trustee must agree that the assumption or assignment of this lease will not violate or affect the rights of other tenants in the Building. All of the foregoing shall be subject to the laws of the United States of America and the orders of direction of the Bankruptcy Court.

           (vii) Failure to Provide Adequate Assurance. In the event Lessee is unable to;

                 (1) cure its defaults;

                 (2) reimburse Lessor for its monetary damages;

                 (3) pay the rent due under this lease, or any other payments required of Lessee under this lease, on time (or within ten (10) days of written notice that it is overdue); or,

                 (4) meet the criteria and obligations imposed by Section 12.1(b)(vi) above, then Lessee agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this lease may be terminated by Lessor in accordance with Section 12.1(b)(i) above.

     12.2  Default of Lessee.
           -----------------

           (a) Events of Default. The following shall be Events of Default under
               -----------------
this Lease:

               (i) Lessee's failure to pay any monthly installments of Basic Rent or Additional Rent, the amount of which has been ascertained, (as required in this lease) within ten (10) days after notice from Lessor that same is overdue.

               (ii) Lessee's failure to make any other payment required under this Lease if such failure shall continue beyond the time period specified by the making of such payment, after notice of the amount of such payment is given to Lessee by Lessor. If no time period is specifically set forth within which Lessee must make such payments, Lessee shall be required to make such payment within thirty (30) days of Lessor's notice to Lessee of the amount of such payment.

               (iii) Lessee's violation or failure to perform any of the other terms, conditions, covenants or agreements herein made by Lessee, if such violation or failure continues for a period of thirty (30) days after Lessor's written notice thereof to Lessee; provided, however, that if the violation or failure cannot be cured within thirty (30) days Lessee shall not be considered to be in default hereunder if it commences the cure within such thirty (30) day period and continue to diligently prosecute same.

           (b) If an event of default as hereinabove specified in Section 12.2(a)(i), (ii) or (iii) shall occur, and shall not be cured within the time period specified in Lessor's notice, or if Lessee shall commence a cure as provided in Section 12.2(a)(iii) and shall fail to diligently proceed with such cure, then:

               (i) Lessor may give Lessee a fifteen (15) day notice of its intention to end the term of this lease, and thereupon, at the expiration of said fifteen day period, this lease shall expire as fully and completely as if that day were the date herein originally fixed for the expiration of the term, and Lessee shall then quit and surrender the premises to Lessor but Lessee shall continue to remain liable as hereinafter provided.

               (ii) Lessor, without prejudice to any other right or remedy of Lessor, held hereunder or by operation of law, and notwithstanding any waiver of any breach of a condition or event of default hereunder, may at its option and without further notice, dispossess Lessee and any legal representative or successor of Lessee or other occupant of the premises by summary proceedings or other appropriate suit, action or proceeding and remove his, her or its effects and hold the Demised Premises as if this lease had not been made.

     12.3 Notwithstanding any such default, reentry, expiration and/or dispossession by summary proceeding or other action or proceeding, as provided in Paragraph 12.2(b) above, Lessee shall continue to be liable during the full period which would otherwise have constituted the balance of the term hereof, and shall pay as liquidated damages at the same times as the Basic Rent and Additional Rent and other charges that become payable under the terms hereof, together with reasonable attorneys' fees, a sum equivalent to the Basic Rent and Additional Rent and other charges reserved herein (less only the net proceeds of reletting as hereinafter provided), and Lessor may rent the Demised Premises for a term or terms which may be less than or exceed the period which would otherwise have been the balance of the term of this lease without releasing the original Lessee from any liability, applying any monies collected, first to the expense of resuming or obtaining possession, next to restoring the premises to a rentable condition, then to the payment of any brokerage commissions and legal fees in connection with the reletting of the Demised Premises and then to the payment of the Basic Rent, Additional Rent and other charges due and to become due to Lessor hereunder, together with reasonable legal fees of Lessor therefor.

     Lessor's failure to do, observe, keep and perform any of the terms, covenants, conditions, agreements or provisions of this Lease required to be done, observed, kept or performed by Lessor, for a period greater than thirty
(30) days after written notice by Lessee to Lessor of said failure (except if the nature of Lessor's obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion), shall be deemed a default by Lessor and a material breach of the Lease; then, Lessee may, at its option, with or without notice or demand of any kind to Lessor or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein: (i) remedy such default or breach and deduct the costs including but not limited to, attorney fees thereof from the installments of rent next falling due; (ii) pursue the remedy of specific performance; (iii) terminate this Lease; and/or (iv) seek money damages for loss arising from Lessor's failure to discharge its obligations under the Lease. Nothing contained in this Lease shall relieve Lessor of its duty to effect the repair, replacements, correction or maintenance required of it pursuant to this Lease, nor shall lessor be relieved of its obligation to restore the affected services or utilities, and this Section shall not be construed to obligate Lessee to undertake any such work.

     12.4  WAIVER OF TRIAL BY JURY AND COUNTERCLAIM:
           -----------------------------------------
           VENUE; AND REDEMPTION
           ---------------------

           (a) Lessor and Lessee do hereby mutually agree to waive trial by jury in any action, proceeding or counterclaim brought by either Lessor or Lessee against the other with regard to any matters whatsoever arising out of or in any way connected with this lease, the relationship of Lessor and Lessee and Lessee's use or occupancy of the Demised Premises, provided such waiver is not prohibited by any laws of the State of New York. Any action or proceeding brought by either party hereto against the other, directly or indirectly, arising out of this agreement, shall be brought in a court in Nassau County and all motions in any such action shall be made in Nassau County, Lessee hereby expressly waives all rights of redemption as provided in (S)761 et seq. of the Real Property Actions and Proceedings Law of the State of New York.

           (b) Lessee hereby agrees that in any action or summary proceeding brought by Lessor for the recovery of Basic Rent or Additional Rent, it will not interpose noncompulsory any counterclaim or any setoff not will Lessee seek to consolidate any such action or proceeding with any other action or proceeding.

     13. SUBORDINATION OF LEASE. Lessee agrees that this Lease and the Lessee's interest herein shall be subordinate to any mortgage, deed of trust, ground or underlying lease, or any method of financing or refinancing now or hereafter placed against the land and building of which the Demised Premises form a part, and to renewals, modifications, replacements, refinancings, consolidations and extensions thereof. Upon request of Lessor, Lessee agrees to execute and deliver any and all documents, subordinating its rights under this Lease as aforesaid provided the same are drawn by Lessor or Mortgagee or their attorneys at no cost to the Lessee. No financing or refinancing hereunder shall affect the Lessee's right to use the Premises so long as Lessee is not in default hereunder. Notwithstanding anything to the contrary herein, this Article 13 shall be self-operative with no further instrument of subordination required to give effect hereto. Notwithstanding the foregoing, Lessee shall not be obligated to subordinate this Lease or attorn to any transferee of Lessor's interest under this Lease unless such transferee agrees in writing that Lessee shall not be disturbed under this Lease as long as Lessee is not in default under this Lease beyond any applicable notice and cure period.

     Lessee shall give to any mortgagee, by registered mail, a copy of any notice of default served upon the Lessor, provided that prior to such notice, Lessee has been notified, in writing, (by way of Notice of Assignment of Rents and Leases) of the address of such mortgagees. In addition, if Lessor shall have failed to cure such default within the time provided for in this lease, then the mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this lease shall not be terminated while such remedies are being so diligently pursued. Notwithstanding anything to the contrary herein, Lessee shall cooperate with Lessor and any mortgagee with respect to any financing, refinancing and any matter relating thereto including notices in case of default by Lessor.

     Lessee shall promptly execute a modification of this lease incorporating therein any changes required by such mortgagee or prospective mortgagee provided, however, that Lessee shall not be required to make any changes or amendments to the Term, Basic Annual Rent or Additional Rent, nor shall any modification affect the operation of Lessee's business change the size or location of the Demised Premises or change any other Basic Business Terms or increase any charge or expense to be incurred by Lessee pursuant to the terms of this Lease.

     14. SECURITY. Lessee has deposited with Lessor the sum of Three Thousand Three Hundred Sixty Eight Dollars and 65/100 Cents ($3,368.65) as security for the faithful performance and observance by Lessee of the terms, provisions and conditions of this Lease; it is agreed that in the event Lessee defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Basic Rent and Additional Rent, Lessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Basic Rent and Additional Rent or any other sum as to which Lessee is in default beyond the expiration of the applicable cure period or for any sum which Lessor may expend or may be required to expend by reason of Lessee's default beyond the expiration of the applicable cure period in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiencies accrued before or after summary proceedings or other re-entry by Lessor. In no event may security be used by the Lessee as a credit or right of offset to its obligation to pay rent. Within fifteen (15) days after written notice to Lessee that any portion of the security deposit has been used or applied as provided herein, Lessee shall replace the same with Lessor. Lessor shall have the same remedies for failure to replace the security deposit as Lessor has for failure to pay Basic rent. In the event that Lessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Lessee, within thirty (30) days, after the date fixed as the end of the Lease and after delivery of entire possession of the Demised Premises to Lessor. In the event of a sale of the land and building or leasing of the building, of which the Demised Premises form a part, Lessor shall transfer the security to the vendee or lessee and the Lessor shall upon acknowledgment of receipt of the security deposit by such transferee be deemed released by Lessee from all liability for the return of such security, and Lessee agrees to look solely to the new Lessor for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Lessor. Lessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Lessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          Lessor's security shall be held in a short-term interest bearing account, the interest earned thereon shall be accrued and shall be held by the Lessor as additional security hereunder. At the end of the Term, interest on the security deposit shall be earned for the benefit of the Lessee. Lessor shall, however, be entitled to deduct on an annual basis that portion of the interest permitted by law to be retained by Lessor provided that the amount so deducted does not exceed one (1%) percent of the security.

     15. RIGHT TO CURE LESSEE'S BREACH. If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given, in case of an emergency), cure such breach at the expense of the Lessee and the reasonable amount of all expenses, including attorneys' fees, expended by Lessor in so doing shall be deemed additional rent payable on demand. If such amounts are not paid within fifteen (15) days of demand therefor, such amounts shall bear interest at the then prevailing "Prime Rate" plus two percent (2%) per annum until payment is made. "Prime Rate" shall mean the "Prime Rate" of leading money center banks as published in the New York
                                                                        --------
Times, or if no longer published therein, another national newspaper, from time
-----
to time.

     16. MECHANIC'S LIENS. Lessee shall, within sixty (60) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic's liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf.

     17. RIGHT TO INSPECT AND REPAIR. Lessor may enter the Demised Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time so as not to unreasonably interfere with Lessee's operations and on 24 hours prior notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof.

     18.  SERVICES TO BE PROVIDED BY LESSOR; LESSOR'S EXCULPATION.

          (a) Subject to intervening laws, ordinances, regulation and executive orders, while Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish;

          (b) Heating, ventilating and air conditioning (herein "HVAC"), as appropriate for the reason, together with lighting and electric energy for the common facilities shall be from

8:00 a.m. to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 2:00 p.m. on Saturday except for the holidays set forth on Exhibit B attached hereto and made a part hereof. All other HVAC ("Overtime HVAC") shall be billed at $18 per hour for each additional hour for which the Lessee utilizes the HVAC system. Overtime HVAC shall be paid as Additional Rent hereunder. The Lessor, at its expense, shall have a 3-hour spring timer installed in the Premises, which timer shall be the basis for the determation of Overtime HVAC.

          (c) Cold and hot water for drinking and lavatory purposes available twenty-four hours every day.

          (d) Elevator service available twenty-four (24) hours every day.

          (e) Restroom supplies and exterior window cleaning when reasonably required, including:

          (f) Maintenance and cleaning of the common areas except for the holidays set forth on Exhibit B attached hereto and made a part hereof; and

          (g) Cleaning of the Demised Premises each day Monday through Friday except for the holidays set forth on Exhibit B attached hereto and made a part hereof.

          (h) Lessor shall have no liability to Lessee for any loss, damage or expense which Lessee may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of HVAC to the common area or common area lighting furnished to the Building or if the quantity or character of the HVAC or common area lighting is no longer available or satisfactory for Lessee's requirements so long as the foregoing does not arise from any conditions or acts within the control and dominion of Lessor, its agents or employees. Notwithstanding the foregoing, Lessor may make such changes to the common area lighting and HVAC as it deems necessary in its sole discretion acting reasonably.

     19. INTERRUPTION OF SERVICES OR USE. Lessor shall not be responsible for any interruption of any utilities servicing the Building which arise from conditions or acts not within the control and dominion of Lessor or Lessor's agents and employees. Notwithstanding anything to the contrary in this Lease, if any failure or interruption of service occurs by reason of the negligence or willful act of Lessor or Lessor's employees, agents or contractors, or conditions within the reasonable control of Lessor or Lessor's employees, agents or contractors, and such failure or interruption of service continues unabated for five (5) consecutive days, Basic Rent and Additional Rent shall be abated from the date of such interruption or failure in the same proportion as the rentable area that Lessee reasonably determines is unfit for its normal uses bears to the rentable area of the entire Demised Premises. If any such failure or interruption of service continues for 30 consecutive days, Lessee shall have the right to terminate this Lease upon written notice to Lessor; provided, however, Lessee may not cancel if such failure or interruption cannot be cured, using reasonable efforts, within such thirty day period.

     20.  ELECTRICITY, HEATING, VENTILATING AND AIR CONDITIONING; GAS.

          (a) Lessee may, at its expense, have a separate electric service and meter from LILCO for electrical service. If so installed, Lessee will pay directly to LILCO the bills for electric service to the Demised Premises. Lessee shall pay to LILCO any deposits required for the provision of electric service to the Demised Premises. In the event Lessor is unable to arrange a separate electric service, in whole or in part, to the Demised Premises, Lessor may, at Lessor's expense, install a separate electric submeter for the Demised Premises, in which event Lessee shall pay to Lessor for the electricity consumed in the Demised Premises at the same rates as Lessor shall pay to LILCO plus the appropriate allocable portion of the taxes billed to Lessor by LILCO (based upon the square footage of the Demised Premises).

          (b) Until such time as Lessee has a separate meter installed, Lessee shall intentionally pay $2.25 per square foot for electric service as Additional Rent. This amount shall change by such amount (on a percentage basis) and at such time as Long Island Lighting Company shall change rates to the Building, provided Landlord documents such changes to Tenant's reasonable satisfaction.

          (c) Lessee shall pay its "Proportionate Share" (as defined below) of all gas charges levied by LILCO on the Building at the rate per cubic foot that the Building is billed by LILCO.

          (d) Lessor shall have no liability to Lessee for any loss, damage or expense which Lessee may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy or HVAC furnished to the Demised Premises or if the quantity or character of the electrical energy or HVAC is no longer available or satisfactory for Lessee's requirements so long as such loss, damage or expense results from any conditions or acts within the control and dominion of Lessee, its agents or employees. Notwithstanding anything to the contrary in this Lease, if any failure or interruption of service occurs by reason of the negligence or willful act of Lessor or Lessor's employees, agents or contractors, or conditions within the reasonable control of Lessor or Lessor's employees, agents or contractors, and such failure or interruption of service continues unabated for five (5) consecutive days, Basic Rent and Additional Rent shall be abated from the date of such interruption or failure in the same proportion as the rentable area that Lessee reasonably determines is unfit for its normal uses bears to the rentable area of the entire Demised Premises. If any such failure or interruption of service continues for 30 consecutive days, Lessee shall have the right to terminate this Lease upon written notice to Lessor; provided, however; Lessee may not cancel if such failure or interruption cannot be cured, using reasonable efforts, within such thirty day period.

     21. ADDITIONAL RENT. It is expressly agreed that Lessee will pay in addition to the Basic Rent provided in Article 3 above, an additional rental to cover the Lessee's "Proportionate Share" (as hereinafter defined) of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs" (as hereinafter defined) for said categories.

          (a) TAX ESCALATION. If the Real Estate Taxes for the Building at which the Demised Premises are located for any Lease Year or proportionate part thereof, during the Lease Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease Year) then Lessee shall pay to Lessor as additional rent, its proportionate share, as hereinafter defined, of all such excess Real Estate Taxes.

          (b) As assumed in this Article, the words and terms which follow mean and include the following:

              (i) "Base Real Estate Taxes" shall mean those real estate taxes for the 1996 Town Tax year (January 1-December 31) and the 1995/1996 School Tax year (July 1-June 30) for the Building, as said amounts shall finally be determined.

              (ii) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, any tax which would other constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof. Notwithstanding anything in this Lease to the contrary, Real Estate Taxes shall not include any assessments upon the Building (including, but not limited to, any assessments covering the initial costs of development of the Building that Lessor elects to be placed against the Building in the form of an assessment or tax payable over a term of years; i.e., sewers initially installed, connection of utilities or fees for connecting utilities, installation of required traffic control devices, off-site street work, etc.), or any franchise corporate, estate, inheritance, succession, income or transfer tax of Lessor except as stated above.

          (c) Lease Year. As used in this Lease, Lease Year shall mean the twelve (12) month period commencing with the Commencement Date, and each twelve
(12) month period thereafter. Once the base costs are established, in the event any lease period is less than twelve (12) months, then the costs for the categories listed above shall be adjusted (on an actual per diem basis) to equal the proportion that said period bears to twelve (12) months, and Lessee shall pay to Lessor as additional rent for such period, an amount equal to Lessee's proportionate share, as hereinafter defined, of the excess for said period over the adjusted base with respect to each of the aforesaid categories.

          (d) Payment. At any time, and from time to time, after the establishment of the costs for each of the referred to above, Lessor shall advise the Lessee in writing of Lessee's proportionate share with respect to each of the categories as estimated for the next twelve (12) month period (and for each succeeding twelve (12) month period or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months) as then known to the Lessor, and thereafter, the Lessee shall pay as additional rent, its Proportionate Share, as hereinafter defined, of these costs for the periods affected by such advice in equal monthly installments, such new rates being applied to any months for which the rental shall have already been paid which are affected by the Tax escalation costs above referred to, as well as the expired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year as defined in Subparagraph (c) hereof (or proportionate part hereof, if the last period prior to the Lease's termination is less than twelve (12) months).

          Notwithstanding anything herein, contained to the contrary, in the event the last period prior to the Lease's termination is less than twelve (12) months, the costs during said period shall be proportionately reduced on an actual per diem basis to correspond to the duration of said final period.

          (e) Books and Records. Lessor shall maintain books of account in regard to all of its operating expenses and taxes. On request of Lessee no more frequently than once each year, Lessor shall exhibit copies of all such books and records, together with back-up bills and statements to Lessee during Lessor's normal business hours. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Lessor and Lessee shall be referred by either party to an independent certified public accountant to be mutually agreed upon and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute the Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

          If, after Lessee shall have made a payment of Additional Rent for Real Estate Taxes, Lessor shall receive a refund of any portion of the Real Estate Taxes payable during any Lease year upon which such payment of Additional Rent shall have been based, as a result of a reduction of such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Lessor shall, within 20 days after receiving the refund, pay to Lessee, Lessee's proportionate share of the refund.

     22. LESSEE'S ESTOPPEL. Lessee shall, from time to time, on not less than ten (10) days' prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Article 22 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest.

     23. HOLDOVER TENANCY. If Lessee holds possession of the Premises after the term of this Lease, Lessee shall become a tenant from month to month under the provisions herein. For the first thirty (30) days of a holdover tenancy, the basic rent shall be the then prevailing basic rent during the last month of the term set forth in Article 3 hereof, for days thirty-one (31) through ninety (90) at a monthly basic rent equal to one and one half (1-1/2) times the basic rent paid during the last month of the term set forth in Article 3 hereof and for all days after ninety (90), at a basic monthly rent equal to two (2) times the basic rent during the last month of the term set forth in Article 3 hereof, plus, in all cases, the additional rent provided for in Article 21 for the period of the hold over.

     24. RIGHT TO SHOW PREMISES. Lessor may show the Premises to prospective purchasers and mortgagees; and, during the three (3) months prior to termination of either the Initial Term or the Extended Term of this Lease, to prospective tenants, during regular business hours (i.e., between 8:30 a.m and 5:30 p.m.) on reasonable notice to Lessee.

     25. LATE CHARGE. Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of two percent (2%) on the first late payment made during any Lease year and five percent (5%) on each late payment thereafter during such Lease year, each late payment being any installment of rent or additional rent paid more than ten (10) days after the due date thereof, to cover the extra expense involved in handling delinquent payments.

     26. INSURANCE. Lessee covenants to provide on or before the Commencement Date (i) a comprehensive policy of general liability insurance and (ii) a policy insuring against damage to property each naming the Lessor as an additional named insured, insuring Lessee and Lessor against any liability commonly insured against and occasioned by accident resulting from any act or omission on or about the Premises and any appurtenances thereto or any property damage occurring on, in or adjacent to the Demised Premises. Such policy is to be written by an insurance company qualified to do business in the State of New York reasonably satisfactory to Lessor. The liability policy shall be with limits in the aggregate of not less than One Million Dollars ($1,000,000.00) coverage and the property damage insurance shall be in an amount of not less than Five Hundred of Thousand Dollars ($500,000). Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits no more frequently than twice during the Lease Term, if in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. At least fifteen (15) days prior to the expiration or termination date of any policy, the Lessee shall deliver a renewal or replacement policy with proof of the payment of the premium therefor. Each said policy shall contain an endorsement providing that the policy may not be cancelled or terminated without at least fifteen (15) days notice to Lessor and an endorsement that no act or failure to act of Lessee shall invalidate the coverage afforded Lessor under the policy.

     27. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

     28. QUIET ENJOYMENT. Lessor covenants that if, and so long as, Lessee pays the rent, and any additional rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease.

     29. INDEMNITY. If insurance required to be maintained by Lessee does not cover claims against Lessor, Lessee shall indemnify and save harmless Lessor and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's account) in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors, or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon.

case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

           Lessor shall defend, indemnify, and hold Lessee and Lessee's agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys' fees) by or on behalf of any person, entity, or governmental authority occasioned by or arising out of (a) any acts, negligence, or default performed solely by Lessor or Lessor's agents, employees, or contractors, (b) Lessor's failure to comply with any laws, ordinances, requirements, orders, directions, rules or regulations of any federal, state, or municipal governmental authority or agent of record affecting the Demised Premises or the Building, (c) any failure by Lessor to perform any of the agreements, terms, covenants, conditions of this Lease on Lessor's part to be performed or any environmental pollution, damage, condition or problem, including without limitation, the presence of any hazardous substances, asbestos or other toxic waste as defined in any federal, state, or municipal governmental or quasi-governmental laws, rules, regulations, or ordinances in or about the Demised Premises or the Building that are (i) existing in the Demised Premises or the Building prior to Lessee's occupancy of the Demised Premises, or (ii) caused by the acts, omissions or negligence of Lessor, its agents, servants, independent contractors, or invitees or (iii) caused by another tenant's negligence or intentional acts, and not caused by Lessee's use of the Demised Premises. This indemnity shall expire at the end of the applicable statutes of limitation for the matters indemnified for herein. Nothing herein shall waive or release Lessor's right to seek indemnity and/or contribution from Lessee.

      30. PARAGRAPH HEADINGS. The paragraph headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

      31. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee and their respective heirs, successors, legal representations and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

      32. PARKING SPACES. Lessee's occupancy of the Demised Premises shall not include the use of any reserved parking spaces. Lessee shall have the right to use the parking areas located around the Building in common with the other tenants of the Building. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its subtenants, licensees, invitees, concessionaires, officers and employees. If required by Lessor, Lessee agrees that the parking of Lessee, its employees and invitees' automobiles shall be in spaces designated for Lessee. Lessor reserves the right to designate a portion of the parking around the building as visitor parking.

        33. LESSOR'S LIABILITY FOR LOSS OF PROPERTY. Lessor shall not be liable for any loss or property from any cause whatsoever, including, but not limited to (i) theft or burglary from the Demised Premises, and any such loss arising there from, other than if such loss results from the negligence or willful misconduct of Lessor, its agents, servants or invitees, or (ii) defects, errors or omissions in the construction or design of the Demised Premises and/or the Building including the structural and non-structural portions thereof, and Lessee covenants and agrees to make no claim for any such loss at any time except as specifically provided to the contrary herein.

        34. PARTIAL INVALIDITY. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the reminder of this Lease, or the application of such provisions or provisions to persons or circumstances other than those to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law, except if tenant's use of the Demised Premises is not permitted by the operation of the foregoing, except illegal acts by the principles or employees of the tenant.

        35. BROKER. Lessor and Lessee warrant and represent that they dealt with no broker other than Real Estate Strategies, Inc. in connection with this transaction and each hereby indemnifies the other against any claims of any broker other than Real Estate Strategies, Inc. (collectively, the "Brokers") by reason of such broker having had any conversations or dealings with such party in connection with this transaction. If either party has breached the foregoing provisions, such party agrees to reimburse the other party for any damages it might sustain by reason of such claims including the cost of defending any action in connection therewith and any reasonable legal fees in connection therewith. Lessor shall pay any commission or fee owing to Broker in connection with the Lease.

        36. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of the Lessor, or its successors, assigns or any mortgagee in possession (for the purposes of this paragraph, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor. Such exculpation of liability shall be absolute and without exception whatsoever.

        37. NO OPTIONS. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises and this Lease Agreement shall become effective only upon execution and delivery thereof by Lessor and Lessee.

        38. DEFINITIONS. A Proportionate Share. Lessee's Proportionate Share, wherever that phrase is used, shall be 7.38 percent, which the parties agree reflects the ratio of the rentable square footage of the Demised Premises to the gross square footage of the Building measured from outside of outside wall to outside of outside wall (as determined by Lessor's architect or engineer).

        (a) Common Facilities. Common facilities shall mean the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories, all other general Building facilities that service all Building tenants; air conditioning; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessor may at any time close temporarily any Common Facility to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do other such acts in and to the Common Facility as in its judgment may be desirable to improve the convenience thereof.

        (b) Force Majeure. Force Majeure shall mean and include those situations beyond Lessor's or Lessee's control, including by way of example and not by limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or where applicable, the passage of time while waiting for any adjustment of insurance proceeds.

    39. NOTICES. All notices, demands and requests under this Lease shall be in writing and shall be sent by United States registered or certified mail, postage prepaid, return receipt requested or by Federal Express or other similar overnight carrier or by hand delivery or by facsimile followed by telephonic confirmation of receipt with a signature accepting delivery and addressed as follows:

                (a)  If to Lessor:

                     Tri-State Consumer Insurance Company
                     2 Robbins Lane
                     Jericho, New York  11753
                     Attn:  Penny F. Hart

                     with a copy to:

                     Rivkin, Radler & Kremer
                     EAB Plaza
                     Uniondale, New York  11556-0111
                     Attn: Gary C. Hisiger, Esq.
                     Tel: 516-357-3128
                     Fax: 516-357-3333

                (b)  If to Lessee:

                        Starbucks Corporation
                        P.O. Box 34067
                        Seattle, WA 98124-1067
                        Attention: Property Management Department
                        Tel:  447-1575
                        Fax:  (206) 625-9068

                      by overnight mail to:

                        2401 Utah Ave., South
                        Seattle, WA 98134

                With a duplicate copy to the attention of the Legal Department at the same address.

                Either party may, by notice given to the other party, designate a new address to which notices, demands and requests shall be sent and, thereafter, any of the foregoing shall be sent to the address most recently designated by such party. Notices, demands and requests which shall be served upon Lessor or Lessee in the manner aforesaid shall be deemed to have been served or given for all purposes under this Lease at the time such notice, demand or request shall be received or returned as having been "refused" or "undeliverable". Notices given by an attorney for a party shall be deemed given by such party.

        40. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated basic rent and additional rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for rent or additional rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent and additional rent or pursue any other remedy provided herein or by law.

        41. EFFECT OF WAIVERS. No failure by Lessor or Lessee to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach thereof, shall constitute a waiver by Lessor of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied by either party to or of any breach of any covenant, condition or duty of the other party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition, or duty, unless in writing signed by the waiving party.

        42. INITIAL LEASEHOLD IMPROVEMENTS. Lessor agrees that prior to the commencement of the term hereof, Lessor will do any and all work shown on the plans and specifications attached hereto as Exhibit C irrespective of the party responsible for payment thereof. Lessor will pay the first $31,010 (the "Work Allowance") of the cost of such work. Any amounts due which relate to work at the Demised Premises in excess of the Work Allowance shall be paid by Lessee within ten (10) days of demand therefor, provided that Lessor shall have received Lessee's written consent to incur the additional expense prior to commencing Lessor's work.

                At such time that Lessee's space is Substantially Completed, same shall be measured by Lessor's and Lessee's architect from inside of glass to inside of glass, or mid-point of demising walls. In the event that the usable square footage increases or decreases by 66 square feet plus or minus, the basic rent and Lessee's Proportionate Share shall be appropriately adjusted and this Lease shall be deemed amended by the writing, which shall be signed by both Lessor and Lessee, reflecting such adjustment provided in no event shall Lessee be responsible for more than one hundred (100) square feet of increased space as a result of such measurements.

        43. DIRECTORY LISTINGS. Lessor shall provide Lessee with directory listings on the main floor of the Building identifying the Lessee and its suite within the Demised Premises, at no additional cost to Lessee.

        44. CONSENTS. Whenever Lessor is requested by Lessee to issue its consent, Lessor's consent shall be timely delivered and shall not be unreasonably withheld.

        45. NO SMOKING. Lessee agrees and acknowledges that smoking is prohibited within the Building and outside the main entrances (front and rear) of the Building and will cause its guests, employees and agents to comply with this provision.

        46. WINDOW TREATMENTS. Lessee recognizes and agrees that, as of the date of this Lease, window coverings, vertical blinds, shades and other types of window treatments shall not be provided by Lessor but may be installed by Lessee, at its cost and expense. In the event Lessee elects to install window coverings or window treatments, Lessee shall request Lessor's permission to install such window treatments, which permission may be withheld by Lessor in its sole discretion.

        47. KEYPAD SECURITY. Lessor, at its cost and expense, shall have a keypad security system installed on the exterior main entrance doors to the Building. Lessor shall provide Lessee with the necessary codes to afford access to Lessee. Nothing herein shall limit Lessor's rights to change the exterior security system at any time, in Lessor's sole discretion.

        48. ACCESS. Notwithstanding anything to the contrary herein, Lessee agrees that RIPCO and any assignee, sublessee or successor hereunder thereto shall have a right of access through a common interior doorway, which Lessee shall leave unlocked at all times.

                IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                TRI-STATE CONSUMER INSURANCE COMPANY


                                By:   /s/ Penny Hart
                                  --------------------------
                                      Penny Hart
                                      President


                                STARBUCKS CORPORATION

                                By:   /s/ Howard Schultz
                                  ---------------------------
                                      Howard Schultz
                                      CEO/Chairman

                                Accepted as to Section 2(e):

                                RIPCO II Real Estate Corp.


                                By:[*ILLEGIBLE]
                                   --------------------------

                                   EXHIBIT B

                                   HOLIDAYS

1.  New Year's Day                   6.  Thanksgiving Day
2.  Washington's Birthday            7.  Day After Thanksgiving
3.  Memorial Day                     8.  Christmas Day
4.  Independence Day
5.  Labor Day

                                   EXHIBIT C

                          TRISTATE CONSUMER INSURANCE
                         OFFICE INTERIOR SPECIFICATION


Note: Any reference to "Landlord" or "TriState" refers to TriState Consumer Insurance Company. TriState has designated STRUCTURE TECH, INC. to act as their Construction Managers, and MoJo Stumer Architects, for the work. All correspondence regarding the following should be directed accordingly.


1. PARTITIONS
   ----------

      A. Demising partitions shall be constructed of 3-5/8" 25 gauge steel studs with two layers of 5/8" fire code drywall from floor to underside of steel roof deck. These will be provided as per Town Code.

          LANDLORD will erect lineal interior office partitions in accordance with approved plan. Studs shall be 3-5/8" 25 gauge steel, 24" on center, with a single layer of 5/8" drywall on both sides. Joints shall be taped and spackled, three coats. Exterior corners shall be furnished with metal corner beads. Studs shall be erected from finished floor to 6" above ceiling. Drywall installation in accordance with U.S. Gypsum specifications. All toilet walls shall receive water resistant drywall and 2 1/2" sound batts. Batt insulation for conference rooms and executive offices.

      B.  Sound Baffles and Filler Panels
          -------------------------------

          Where any type of partition intersects a window mullion, a filler panel shall be provided. Sound baffles and filler panels shall have the same sound transfer coefficient as the material of which the partition is constructed.


2.  DOOR BUCKS AND HARDWARE
    -----------------------

      A.  Ordinary Doors
          --------------

          Interior doors will be 3'-0" x 7'-0" hollow core paint grade in office areas. Such doors will be set in one piece steel buck equipped with one and one-half pair 4 1/2" door butts and cylindrical latchset of standard building finish. Master keying will be provided by TRISTATE. Doors will have removable lock cores for keying system. All doors shall be undercut as required.

      B.  Corridor Entry Doors
          --------------------

        Entry doors shall be 3'-0" x 7'-0" solid core wood white oak veneer. Such doors will be set in one piece steel buck equipped with one and one-half pair 4 1/2" door butts and cylindrical lockset of standard building finish. Master keying will be provided by TRISTATE. Doors will have removable lock cores for keying system. All doors shall be undercut as required.


    C.  Hardware
        --------

        1. Door closures shall be provided for all doors opening on public corridors and at other locations where closures are required by building codes.

        2. A heavy duty floor stop shall be provided for every door.

        3. All hardware shall be Schlage, Taco, Arrow, or equal.


    D.  Door Saddles and Reducing Strips
        --------------------------------

        Door saddles or reducing strips shall be furnished between carpeted and non-carpeted areas.


3.   CEILINGS
     --------

        Throughout the general offices, a mechanically attached acoustic ceiling system will be provided. Existing shall be reused wherever possible. In the General Office areas, a 2x4 lay-in ceiling Armstrong Minaboard shall be provided. In the Reception Area, and (1) office, the tile shall be Armstrong Second Look 2' x 2' upgraded material.


4.   FLOORING
     --------

         TRISTATE will provide commercial grade carpeting in the OFFICE AREAS, or VCT in general office areas, accounting/support function offices; storage areas, lounge and file room. A 4" vinyl wall base in either straight or cove shape will be provided throughout.

5.  WALL TREATMENT
    --------------

    A.  Painting
        --------

        1. Initial painting of all walls, vertical furring, non-acoustically treated ceiling, doors, door bucks, and all masonry, gypsum board or metal surfaces not having a factory finish to consist of one prime coat, and one finish coat of paint, flat finish (doors and trim may be in matching semi-gloss finish) in not more than a total of three selected colors, two of which may be used in a private office or other enclosed space, and one of which may be used in general office area. Patch samples shall be submitted by TRISTATE for approval by TENANT prior to application of the final coat.

        2.  Painting shall be done in ALL areas not receiving Vinyl
            Wallcovering.

    B.  Wall Covering
        -------------

        1.  Vinyl wall covering may be specified at additional cost to Tenant.


6.  LIGHTING
    --------

    A.  Fixtures
        --------

        1. 2x4 recessed lighting fixtures with rapid start ballasts and an acrylic prismatic plastic diffuser will be standard.

        2. Where required by design conditions, a 2' x 2' fixture will be installed. Where air conditioning ducts or other obstructions will not permit the use of standard depth fluorescent fixtures, a shallow type fixture will be substituted so as to maintain adjacent ceiling levels. The number of fixtures furnished and installed will be adequate to furnish a lighting level of 75 foot candles in office and work areas, and 55 foot candles in hallways and technician's areas.

    B.  Switches
        --------

        All single pole switches, or 3-way switches, and associated wiring facilities required to service the lighting fixtures shall be provided in locations and quantities shown. Breaker control shall be provided to lighting fixtures except when otherwise mutually agreed with Tenant.

7.  ELECTRICAL AND TELEPHONE
    ------------------------

    A.  Metering
        --------

        Since contracting for LILCO provided service is the responsibility of TENANT, TRISTATE shall furnish, install, and connect all wiring, cabinets, and switches in order to perform the metering function by the utility. All deposits shall be paid by TENANT, when applicable. Meters are located in building meter room.


    B.  Distribution System
        -------------------

        1. Distribution panels for lighting and electrical equipment shall be of the circuit breaker type including counter-pulsation equipment.

        2. Electrical power and distribution panels shall be installed with circuit breakers, safety switches, conduit, and required wiring facilities to such panel for Tenant. The Tenant's special business machines, pantry, employee lunch room, and other special electrical requirements are an additional expense to Tenant and will be determined during the planning stage of the installation, but prior to lease signing.

        3. All circuit wiring from the lighting and power panels to the various outlets shall be as selected by TRISTATE as Building Standard and in accordance with local electrical codes.

        4. Electrical receptacles shall be circuited separately from lighting fixtures and in accordance with local codes but no more than eight duplex receptacles shall be included on one circuit.

        5. Low voltage wiring without conduit may be run in peripheral enclosures and/or hung ceiling to the extent practicable and permitted by local codes.

C.      Convenience and Telephone Outlets
        ---------------------------------

            1. TRISTATE will install 120 volt convenience duplex receptacles in the walls in general accordance with Tenant layout, such location being adjusted to follow good practice, but with a maximum of 3 per 100 square feet.

        2. Kitchen and copying rooms will have an additional wall mounted dedicated outlet for their respective equipment.

        3. The telephone and computer distribution system is to be provided by Tenant. TRISTATE shall furnish electrical outlets and coordinate the incoming main telephone line. All New York Telephone fees shall be paid by Tenant. No isolated grounding or power conditioning has been included.

8.    PLUMBING
      --------

      A.  Tenant shall utilize the existing toilets.


9.    HEATING, VENTILATION AND AIR CONDITIONING
      ----------------------------------------

      A.  Office Area Air Conditioning/Heating
          ------------------------------------

          1.  Galvanized steel ductwork for air distribution including:
              a. Supply ductwork, ceiling return plenum.
              b. Fresh air intake.
              c. Registers, grilles, diffusers, balancing dampers.
              d. Insulation of ductwork in hung ceilings not used as return plenums.
              e. All ductwork design and construction as per ASHRAE.

          2. Zoning of air conditioning as possible utilizing existing equipment wherever possible.

      B.  Office Area Ventilation:
          -----------------------

          1. Air exhaust in accordance with local/state codes, standard of ASHRAE.

          2. Exhausts to be of the roof or ceiling mounted centrifugal type with curbs, backdraft damper, birdscreens, and disconnect switches. Light switch control fans.

      C.  Equipment
          ---------

          1.  Existing equipment will be utilized.

10.  MILLWORK
     --------

       None included in base rent.

11.    ADDITIONAL WORK
       ---------------

       A.  Items Included in Specification
           -------------------------------

             1. Tenant may at any time request additional work of the TRISTATE. Additional quantities of fixtures or materials such as are provided for in this specification. These shall be provided by TRISTATE as extras at unit prices to be provided upon request.

       B.  Approval of Costs
           -----------------

             1. Unless expressly so authorized in writing by Tenant, TRISTATE shall not proceed with any item of work or material at Tenant expense until Tenant has received and approved an estimate of the cost thereof.

                         EXCLUSIONS AND CLARIFICATIONS
                         -----------------------------


1.   Telephone equipment or cabling.
2.   Utility Deposit Fees.
3. Installation of Tenant supplied equipment other than as specified in previous section.
4. Security required at the time of delivery of Tenant supplied equipment and furnishings.
5.   Signage of any type.
6. Any special lighting fixtures, equipment power, or those electrical requirements not referenced herein.
7.   Security locking systems, grand master keying, card access systems, etc.
8. Furnishings, desks, chairs, landscape partitions, file cabinets, tables, etc.
9.   Pneumatic tube system.
10.  Burglar Alarms.
11.  Satellites equipment, or connection.
12.  Computer equipment, or connection.
13.  Internal music system.
14.  Permit fees.
15. Bullet proof glass, closed circuit cameras, shielded or reinforced vault areas.
16.  Environmental or hazardous material handling.
17.  Window treatments or decorations.